EXHIBIT 99

STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

From time to time, Spherix Incorporated (the “Company”) will make forward-looking statements (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) in its filings with the Securities and Exchange Commission, in other publications and in other public statements.

The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, but are not intended to constitute the exclusive means of identifying such statements.  The Company bases these forward-looking statements largely on its then current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions that could affect the results of the Company and could cause actual results to differ materially from those expressed in such statements.  These risks, uncertainties and assumptions include, among other things:

•                  the success of our effort to dedicate our resources solely to our biotechnology business;

•                  adequately funding our biotechnology business;

•                  timely and successfully completing our clinical trial of Naturlose as a possible drug for Type 2 diabetes;

•                  obtaining approval from the FDA and/or other foreign regulatory authorities to market and sell Naturlose as a drug for Type 2 diabetes;

•                  locating a manufacturer for Naturlose;

•                  developing a commercially viable market for Naturlose;

•                  attracting an appropriate partner to further develop and commercialize Naturlose;

•                  maintaining sufficient patent protection for Naturlose;

•                  avoiding product liability and other claims related to Naturlose;

•                  successfully developing and expanding our new health science consulting business;

•                  changes in general business conditions;

•                  availability and cost of raw materials;

•                  changes in laws and other regulatory actions;

•                  changes in labor relations;

•                  political and economic events and conditions;

•                  changes in interest rates and capital market conditions;

•                  natural disasters;

•                  technological changes;

•                  our ability to attract and retain qualified personnel;

•                  competition;

•                  changes in our business strategy;

•                  quality of our management and business abilities and the judgment of our personnel;  and

•                  unusual or infrequent items that cannot be foreseen or are not susceptible to estimation

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Investors should also consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.